SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 16, 1996



                                  INNOVEX INC.
             (Exact name of registrant as specified in its charter)


       Minnesota                      0-13143                    41-1223933
(State or other jurisdiction      (Commission File             (IRS Employer
   of incorporation)                  Number)                Identification No.)

          1313 South Fifth Street, Hopkins, Minnesota    55343-9904
            (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (612) 938-4155



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 16, 1996, Innovex, Inc. ("Innovex") acquired substantially all of the assets of Litchfield Precision Components, Inc.("LPC"), an unrelated privately held Subchapter S corporation. The purchase price of approximately $8,500,000, was in the form of $3,500,000 in immediately available funds and the assumption of specified liabilities amounting to approximately $5,000,000. Approximately $4,000,000 of the assumed debt was paid off at the time of close. The purchase price was determined pursuant to arm's length negotiations between Innovex and LPC. The purchase was financed using internally available funds.

         LPC designs and manufactures highly complex flexible circuitry and chemically machined components. The purchased assets include several buildings and all of the manufacturing equipment required to continue to operate the business of LPC at its present headquarters and manufacturing location in Litchfield, Minnesota.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

    It is currently impracticable to provide the required financial statements of the acquired business. Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

(b) Pro Forma Financial Information.

    It is currently impracticable to provide the required pro forma financial information. Pursuant to paragraph (b)(4) of Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

(c) Exhibits.

    2   Asset Purchase Agreement by and              Incorporated by reference
        between Innovex, Inc. and Litchfield         to Exhibit 10.1 of the
        Precision Components, Inc. April 5, 1996     Innovex Quarterly Report of
                                                     Form 10-Q for the quarter
                                                     ended March 31, 1996
                                                     (File No. 0-13143)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INNOVEX INC.
                                        Registrant

Date:   May 30, 1996


                                        By  \s\ Thomas W. Haley

                                            Thomas W. Haley

                                            Chairman and Chief Executive Officer





                                        By  \s\ Douglas W. Keller

                                            Douglas W. Keller

                                            Corporate Controller